Section 2: EX-99.1 (EXHIBIT 99.1)
Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP REPORTS RECORD EARNINGS:
Q3 2016 EPS UP 28% OVER Q3 2015, AND
FIRST NINE MONTHS OF 2016 EPS UP 32%
OVER FIRST NINE MONTHS OF 2015

●	Record Q3 2016 Fully Diluted Earnings Per Share (EPS) of $0.64, Up 28.0% Over Q3 2015 Fully Diluted EPS
●	Record Q3 2016 Net Income to Common Shareholders of $18.6 Million, Up 30.3% Over Q3 2015, with Return on Average Assets of 0.9% and Return on Average Common Equity of 13.2%
●	Record Nine Months of 2016 Net Income to Common Shareholders of $52.4 Million, Up 33.3% Over Nine Months of 2015
●	Exceptional Asset Quality with NPLs only 0.16% of Total Loans; NPAs only 0.18% of Total Assets
●	Strong Reserves for Loan Losses With Total Reserves Equal to 288% of NPLs
●	Non-Interest Bearing Deposits Up Over $300 Million, or 39%, Over Q3 2015 to $1.1 Billion, And Total Deposits Up Over $1.6 Billion, or 28%, Over September 30, 2015 to $7.4 Billion
●	Non-Interest Income For Q3 2016 of $27.5 Million Was 30% of Q3 2016 Total Revenues (Net Interest Income Plus Non-Interest Income)
●	Shareholders' Equity Increased $109 Million During Q3 2016; Tier 1 Leverage Ratio Is Up Over 102 Basis Points at September 30, 2016 Over June 30, 2016, An Increase of 14.2%
●
September 30, 2016 Book Value of $20.78 Up From $17.95 as of September 30, 2015, a 15.8% Increase; September 30, 2016 Tangible Book Value (a non-GAAP measure) of $20.16 Up From $17.81 as of September 30, 2015, a 13.2% Increase

Wyomissing, PA – October 26, 2016 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively "Customers"), reported net income to common shareholders of $18.6 million for the third quarter of 2016 ("Q3 2016") compared to net income to common shareholders of $14.3 million for the third quarter of 2015 ("Q3 2015"), an increase of $4.3 million, or 30.3%. Fully diluted earnings per share for Q3 2016 was $0.64 compared to $0.50 fully diluted earnings per share for Q3 2015, an increase of $0.14 per share, or 28.0%.  Average fully diluted shares for Q3 2016 were 29.1 million compared to average fully diluted shares of 28.7 million for Q3 2015.

Customers also reported net income to common shareholders of $52.4 million for the first nine months of 2016 compared to net income to common shareholders of $39.3 million for the first nine months of 2015, an increase of $13.1 million, or 33.3%. Fully diluted earnings per share for the first nine months of 2016 was $1.81 compared to $1.37 for the first nine months of 2015, an increase of 32.1%.

Customers' Community Business Banking segment generated net income available to common shareholders of $19.8 million in Q3 2016, and Customers' BankMobile segment generated a Q3 2016 net loss of $1.2 million.

"Customers is pleased to report record earnings for the third quarter and first nine months of 2016.  Our Community Business Banking segment delivered to our customers through a single point of contact has produced a very profitable banking model characterized by exceptional asset quality, balanced interest rate risk sensitivity and controlled operating costs.  The new BankMobile segment which combined our previous BankMobile business with the Disbursements business we acquired from Higher One is off to a better than expected start performing above our high expectations. Since the acquisition of the Disbursements business, BankMobile has already opened over 200,000 new checking accounts, has migrated over 300,000 accounts at the student account holder's election from a prior business partner of Higher One, and has helped increase non-interest bearing deposit balances to over $1 billion as of September 30, 2016," stated Jay Sidhu, Chairman and CEO of Customers.  "We are pleased by the Q3 2016 performance of BankMobile."
Other financial highlights for Q3 2016 compared to Q3 2015 include:
•	Q3 2016 net interest income of $64.6 million increased $14.7 million, or 29.3%, from net interest income for Q3 2015 as average loan and security balances increased $2.0 billion. Net interest margin expanded by 4 basis points to 2.83% from 2.79% in Q3 2015.

◦	Commercial loan average balances increased $975 million, including commercial loans to mortgage companies, in Q3 2016 compared to Q3 2015.
◦	Multi-family average loan balances increased $928 million in Q3 2016 compared to Q3 2015.
◦	The net interest margin grew to 2.83% in Q3 2016 compared to Q3 2015 as the average yield on assets increased 13 basis points, while the cost of funding the portfolio increased 11 basis points.

•	Customers reported a $0.1 million provision for loan losses in Q3 2016 compared to a $2.1 million provision for loan losses in Q3 2015 as loan balances increased as planned only $3.0 million during Q3 2016 and asset quality remained exceptional.

•	Q3 2016 non-interest income of $27.5 million increased $21.3 million from Q3 2015 as a result of an increase of $11.4 million in interchange and card revenue, an increase of $4.0 million in deposit and wire transfer fees, an increase of $1.0 million in university fees, and a $2.2 million recovery of a previously recorded loss. The interchange and card revenue, deposit and wire transfer fee, and university fee increases totaled $16.4 million at BankMobile.

•	Non-interest expenses in Q3 2016 of $56.2 million increased $25.9 million, or 85.5%, from non-interest expenses in Q3 2015 as a result of increases in technology costs of $10.1 million, salaries and employee benefits of $7.7 million, and professional services of $4.3 million. These increases resulted largely from increased operating costs for BankMobile of $17.5 million and increases in resources and services necessary to support and operate a $9.6 billion bank. In addition, Q3 2016 non-interest expenses include a $3.9 million one-time expense for technology-related services.

•	Customers' Q3 2016 income tax expense of $14.6 million reflects an estimated effective tax rate of 40.8% compared to Q3 2015 tax expense of $8.4 million, with an effective tax rate of 35.5%. Customers' Q3 2016 results included an adjustment of $0.8 million that increased income tax expense as a result of a return to provision adjustment recorded upon filing Customers' 2015 tax return during Q3 2016.

•	Customers achieved a return on average assets of 0.89% in Q3 2016 compared to 0.82% in Q3 2015, and achieved a return on average common equity of 13.20% in Q3 2016 compared to 11.83% in Q3 2015. Pre-tax and pre-provision return on average assets (a non-GAAP measure) reached 1.51% in Q3 2016. Pre-tax and pre-provision return on average common equity (a non-GAAP measure) was 23.58% in Q3 2016.

•	Total loans, including commercial loans held for sale, increased $1.9 billion, or 29.6%, to $8.4 billion as of September 30, 2016 compared to total loans as of September 30, 2015 of $6.5 billion. Multi-family loan balances increased $0.7 billion to $3.2 billion and other commercial loans, including lines of credit to mortgage companies, increased $1.3 billion to $4.9 billion. Weighted-average yields on loans in Q3 2016 were 3.84% with warehouse lending loans yielding 3.53%, multi-family loans yielding 3.80% and other commercial loans yielding 4.07%.

•	Total deposits increased $1.6 billion, or 27.7%, to $7.4 billion as of September 30, 2016 compared to total deposits of $5.8 billion as of September 30, 2015. Non-interest bearing demand deposits were up by $303.5 million to $1.1 billion, a 39.0% increase. Money market account balances were up $607.1 million to $3.1 billion as of September 30, 2016 compared to September 30, 2015, a 24.0% increase, and certificates of deposit accounts were up $640.9 million to $2.9 billion as of September 30, 2016, a 28.0% increase.

•	BankMobile-related deposits totaled $533.2 million as of September 30, 2016, and were predominately non-interest bearing.

•	The Q3 2016 efficiency ratio was 61.06% compared to a 54.00% Q3 2015 efficiency ratio. Q3 2016 operating expenses included acquisition related expenses of $0.1 million and BankMobile operating expenses of $19.4 million. Non-interest income included $16.4 million of BankMobile non-interest income.

•	Customers Bancorp issued $85.0 million of non-cumulative perpetual preferred stock paying a 6% dividend on September 16, 2016. The proceeds from the capital raise were largely contributed to the subsidiary bank to support Customers Bank's balance sheet growth and other general corporate purposes. This capital raise combined with net income and no asset growth increased our regulatory capital ratios by 1.0% or more during Q3 2016.

•	Capital levels continue to exceed the "well-capitalized" threshold established by regulation at the bank and exceed the applicable Basel III regulatory thresholds for the holding company and the bank.

•	Customers raised common equity of $5.6 million during Q3 2016 through the issuance of 219,386 shares of Customers Bancorp common stock through an at-the-market ("ATM") offering launched in August 2016. The ATM remains active.

•	Total Tier 1 equity for Customers Bancorp increased $235.3 million from September 30, 2015 to September 30, 2016, an increase in capital of 43.8%.

•	The book value per common share continued to increase, reaching $20.78 at September 30, 2016, compared to $17.95 at September 30, 2015, an increase of 15.8% year-over-year. The tangible book value per common share (a non-GAAP measure) also continued to increase, reaching $20.16 at September 30, 2016, compared to $17.81 at September 30, 2015, an increase of 13.2% year-over-year.

•	Based on Customers Bancorp, Inc.'s September 30, 2016 stock price of $25.16, Customers is only trading at 1.2 times tangible book value per common share and 10.3 times mid-point of estimated 2016 earnings per share.

Q3 2016 compared to Q2 2016:
Customers' Q3 2016 net income to common shareholders increased $1.3 million, or 7.3%, to $18.6 million from net income to common shareholders of $17.4 million for the second quarter of 2016 ("Q2 2016").  The $1.3 million increase in Q3 2016 resulted primarily from increases in net interest income of $1.4 million to $64.6 million, a decrease in provisions for loan losses of $0.7 million to $0.1 million, an increase in non-interest income of $19.2 million to $27.5 million, partially offset by increased operating expenses of $18.0 million to $56.2 million, and a $1.6 million increase in income tax expense to $14.6 million.  Examining these quarter-over-quarter changes further:

•	The $1.4 million increase in net interest income in Q3 2016 resulted from an increase in average loan balances in Q3 2016 of $0.1 billion.

•	The $0.7 million decrease in provision for loan losses in Q3 2016 resulted primarily from planned lower loan growth in Q3 2016 to help improve capital ratios, maintaining exceptional asset quality, and increased recoveries on previously charged-off loans and purchased credit-impaired loans.

•	The $19.2 million increase in non-interest income in Q3 2016 compared to Q2 2016 resulted primarily from a $14.0 million increase in BankMobile revenues due to the Disbursements business acquisition, a $2.2 million recovery on a previously recorded loss, and an increase of $0.9 million in gains on sales of loans in Q3 2016.

•	The increase in operating expenses of $18.0 million in Q3 2016 compared to Q2 2016 resulted largely from BankMobile-related expenses of $19.4 million in Q3 2016 compared to $6.0 million in Q2 2016 and a $3.9 million one-time expense for technology-related services.

The following table presents a summary of key earnings and performance metrics for the quarter ended September 30, 2016 and the preceding four quarters, respectively:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY -

(Dollars in thousands, except per-share data)
	Q3	Q2	Q1	Q4	Q3
	2016	2016	2016	2015	2015

Net income available to common shareholders	$18,637	$17,368	$16,413	$16,780	$14,309
Basic earnings per common share ("EPS")	$0.68	$0.64	$0.61	$0.62	$0.53
Diluted EPS	$0.64	$0.60	$0.57	$0.58	$0.50
Average common shares outstanding - basic	27,367,551	27,080,676	26,945,062	26,886,694	26,872,787
Average common shares outstanding - diluted	29,149,734	28,971,040	28,783,101	28,912,644	28,741,129
Shares outstanding period end	27,544,217	27,286,833	27,037,005	26,901,801	26,882,383
Return on average assets	0.89%	0.84%	0.85%	0.91%	0.82%
Return on average common equity	13.20%	13.03%	12.85%	13.46%	11.83%
Return on average assets - pre-tax and pre-provision (1)	1.51%	1.44%	1.40%	1.60%	1.39%
Return on average common equity - pre-tax and pre-provision (2)	23.58%	23.38%	21.87%	24.35%	20.53%
Net interest margin, tax equivalent	2.83%	2.83%	2.88%	2.83%	2.79%
Efficiency ratio	61.06%	53.47%	53.74%	50.11%	54.00%
Non-performing loans (NPLs) to total loans (including held-for-sale loans)	0.16%	0.17%	0.20%	0.15%	0.27%
Reserves to non-performing loans	287.88%	268.98%	242.10%	341.71%	197.01%
Net charge-offs (recoveries)	$288	$1,060	$(455)	$4,322	$5,657
Tier 1 equity to average tangible assets	8.19%	7.17%	7.15%	7.16%	7.27%
Tangible common equity to average tangible assets (3)	5.89%	5.71%	6.17%	6.37%	6.49%
Book value per common share	$20.78	$19.98	$19.22	$18.52	$17.95
Tangible book value per common share (period end) (4)	$20.16	$19.35	$19.08	$18.39	$17.81
Period end stock price	$25.16	$25.13	$23.63	$27.22	$25.70

(1) Non-GAAP measure calculated as GAAP net income, plus provision for loan losses and income tax expense divided by average total assets.
(2) Non-GAAP measure calculated as GAAP net income available to common shareholders, plus provision for loan losses and income tax expense divided by average common equity.
(3) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by total average assets less average goodwill and other intangibles.
(4) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by common shares outstanding at period end.

Capital
Customers recognizes the importance of not only being well capitalized in the current environment but to have adequate capital buffers to absorb any unexpected shocks.  "Our capital ratios improved significantly during the quarter due to continued strong earnings, planned slow down in loan growth, a successful preferred stock offering, and launch of an at-the-market common equity offering," stated Mr. Sidhu.  "We are targeting a Tier I capital ratio of 9.0% or higher and a total risk-based capital ratio of around 13.0% as we get ready to cross the $10 billion mark," Mr. Sidhu continued.  At September 30, 2016, Customers is preliminarily calculating its Tier 1 leverage ratio at 8.2% and its total risk-based capital ratio at 11.7%.  "By continuing to control our growth over the next few quarters, demonstrating strong earnings, and completing the sale of BankMobile at an anticipated substantial gain, we hope to reach these targeted levels in the next few quarters," concluded Mr. Sidhu.
BankMobile
The BankMobile division took a significant step during Q3 2016 with Customers Bank's integration of the Disbursements business acquired from Higher One late in Q2 2016.  Together the new BankMobile division services over 1.5 million deposit accounts as of September 30, 2016.  The combined businesses also have the potential to add about 450,000 to 500,000 new student accounts annually.  Since the acquisition of the Disbursements business, BankMobile has added over 200,000 new accounts and converted over 300,000 accounts at the student account holder's election from a prior business partner of Higher One.  "We are very focused on continuing to build out BankMobile's technology software platform, introducing the Vibe and Bold deposit accounts, integrating the Disbursements business with the BankMobile business, developing and beginning to execute plans to continue to attract between 450,000 to 500,000 new millennial customers to its customer base each year and improve their engagement as a banking customer so they stay a BankMobile customer for life.  The acquisition of the Disbursements business provides us with a great opportunity, marking an inflection point in BankMobile's development. We are committed to making BankMobile the primary bank for all our student customers and moving with them as they evolve to young professionals," stated Mr. Sidhu. "We are also focused on attracting more deposit customers with the Vibe and Bold accounts, arguably among the best customer offerings and the best priced banking services available in the U.S.  We believe that 2016 and 2017 will be very exciting years as we build BankMobile as a profitable business and create value for Customers Bancorp, Inc. shareholders," Mr. Sidhu continued.
Managing Commercial Real Estate Concentration Risks and Providing High Net Worth Families Loans for Their Multi-Family Holdings
Customers' loans collateralized by multi-family properties were approximately 37.7% of Customers' total loan portfolio and approximately 411% of Tier 1 capital at September 30, 2016.  Recognizing the risks that accompany certain elements of commercial real estate ("CRE") lending, Customers has as part of its core strategies studiously sought to limit its risks and has concluded that it has appropriate risk management systems in place to manage this portfolio. Customers' total real estate construction and development exposure, arguably the riskiest area of CRE, was under $100 million as of September 30, 2016.

Our CRE exposures are focused principally on loans to high net worth families collateralized by multi-family properties that are of modest size and subject to what Customers believes are conservative underwriting standards. As of September 30, 2016, Customers had no non-performing multi-family loans. Customers believes it has a strong risk management process to manage the portfolio risks prospectively and that this portfolio will perform well even under a stressed scenario. Following are some unique characteristics of Customers' multi-family loan portfolio:
•	Principally concentrated in New York City and principally to high net worth families;
•	Average loan size is between $5 million - $7 million;
•	Annual debt service coverage ratio is 140%;
•	Median loan-to-value is 70%;
•	All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in loan interest rates;
•	All properties are inspected prior to a loan being granted and monitored thereafter on an annual basis by dedicated portfolio managers;
•	Customers to date has never experienced more than a 30 day delinquency on any of the multi-family loans that it has originated; and
•	Credit approval process is independent of customer sales and portfolio management process.
Asset Quality and Interest Rate Risk
Risk management is a critical component of how Customers creates long-term shareholder value. Two of the most important risks of banking to be understood and managed in an uncertain economy are asset quality and interest rate risk.
Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers adopted prudent underwriting standards in 2010 when the current management team assumed responsibility for building the Bank and has not compromised those standards," stated Mr. Sidhu. "Customers' non-performing loans at September 30, 2016 were only 0.16% of total loans, compared to our peer group non-performing loans of approximately 0.90% of total loans, and industry average non-performing loans of 1.69% of total loans. Our expectation is superior asset quality performance in good times and in difficult years. We have no direct exposure to oil and gas or business investments in fracking," said Mr. Sidhu.
Interest rate risk is another critical element for banks to manage. An unexpected shift in interest rates can have a devastating effect on a bank's profitability for multiple years. Banks can position their assets and liabilities to speculate on future interest rate changes with the hope of gaining earnings by guessing the next movement in interest rates. "Customers' objective is to manage the estimated effect of future interest rate changes, up or down, to a neutral effect on net interest income, so not speculating on whether interest rates go up or down.  At September 30, 2016, we were slightly asset sensitive, hoping to benefit somewhat from the anticipated higher short term rates,"  said Mr. Sidhu. "This allows our team members to focus on generating earnings from the business of banking, aggregating deposits and making loans to customers in the communities we serve," concluded Mr. Sidhu.

Diversified Loan Portfolio
Customers is a Business Bank that principally focuses on four lending activities; commercial and industrial loans to privately held businesses, multi-family loans principally to high net worth families, selected commercial real estate loans, and commercial loans and banking services to privately held mortgage companies. Commercial and industrial loans, including owner-occupied commercial real estate loans, and commercial loans to mortgage companies, were approximately $3.7 billion at September 30, 2016. Multi-family loans, or loans to high net worth families, were approximately $3.2 billion at September 30, 2016. Non-owner occupied commercial real estate loans were approximately $1.2 billion at September 30, 2016. Consumer and residential mortgage loans make up only about 4% of the loan portfolio.
Conference Call
Date:	Wednesday, October 26, 2016

Time:	5:00 PM ET

US Dial-in:	877-913-0088

International Dial-in:	913-981-5538

Participant Code:	149764

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on the Company's website at http://customersbank.com/investor relations.php prior to the call.  A playback of the call will be available beginning October 26, 2016 at 8:00 pm ET until 8:00 pm on November 25, 2016. To listen, call within the United States (888) 203-1112 or 719-457-0820 when calling internationally. Please use the replay pin number 5032669.
Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related business through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $9.6 billion that was named one of Forbes magazine's 2016 100 Best Banks in America (there are over 6,200 banks in the United States).  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.
Customers Bancorp, Inc. voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business and the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, including with respect to the possible disposition of the BankMobile business, depending upon market conditions and opportunities, also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2015, subsequently filed quarterly reports on Form 10-Q, and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and 10-Q filings.  Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	Q3	Q2	Q3
	2016	2016	2015
Interest income:
Loans receivable, including fees	$60,362	$59,013	$46,291
Loans held for sale	18,737	17,429	14,006
Investment securities	3,528	3,638	2,283
Other	1,585	1,241	1,156
Total interest income	84,212	81,321	63,736

Interest expense:
Deposits	13,009	11,142	9,022
Other borrowings	1,642	1,620	1,539
FHLB advances	3,291	3,716	1,556
Subordinated debt	1,685	1,685	1,685
Total interest expense	19,627	18,163	13,802
Net interest income	64,585	63,158	49,934
Provision for loan losses	88	786	2,094
Net interest income after provision for loan losses	64,497	62,372	47,840

Non-interest income:
Interchange and card revenue	11,547	1,890	128
Deposit fees	4,218	787	265
Mortgage warehouse transactional fees	3,080	3,074	2,792
Bank-owned life insurance	1,386	1,120	1,177
Gain on sale of loans	1,206	285	1,131
Mortgage loans and banking income	287	285	167
(Loss) on sale of investment securities	(1)	—	(16)
Other	5,763	816	527
Total non-interest income	27,486	8,257	6,171

Non-interest expense:
Salaries and employee benefits	22,681	18,107	14,981
Technology, communication and bank operations	12,525	3,854	2,422
Professional services	7,006	3,636	2,673
FDIC assessments, taxes, and regulatory fees	2,726	4,435	3,222
Occupancy	2,450	2,473	2,169
Other real estate owned	1,192	183	1,722
Loan workout	592	487	285
Advertising and promotion	591	334	330
Acquisition related expenses	144	874	—
Other	6,311	3,800	2,503
Total non-interest expense	56,218	38,183	30,307
Income before income tax expense	35,765	32,446	23,704
Income tax expense	14,576	13,016	8,415
Net income	21,189	19,430	15,289
Preferred stock dividends	2,552	2,062	980
Net income available to common shareholders	$18,637	$17,368	$14,309

Basic earnings per common share	$0.68	$0.64	$0.53
Diluted earnings per common share	$0.64	$0.60	$0.50

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	September 30,	September 30,
	2016	2015
Interest income:
Loans receivable, including fees	$173,847	$132,185
Loans held for sale	50,272	38,428
Investment securities	10,875	6,899
Other	3,937	4,625
Total interest income	238,931	182,137

Interest expense:
Deposits	34,365	24,693
Other borrowings	4,867	4,523
FHLB advances	9,274	5,044
Subordinated debt	5,055	5,055
Total interest expense	53,561	39,315
Net interest income	185,370	142,822
Provision for loan losses	2,854	14,393
Net interest income after provision for loan losses	182,516	128,429

Non-interest income:
Interchange and card revenue	13,806	390
Mortgage warehouse transactional fees	8,702	7,864
Deposit fees	5,260	691
Bank-owned life insurance	3,629	3,407
Gain on sale of loans	2,135	3,189
Mortgage loans and banking income	737	605
Gain (loss) on sale of investment securities	25	(85)
Other	6,943	2,236
Total non-interest income	41,237	18,297

Non-interest expense:
Salaries and employee benefits	58,051	43,381
Technology, communication and bank operations	19,021	7,791
Professional services	13,213	7,378
FDIC assessments, taxes, and regulatory fees	11,191	7,495
Occupancy	7,248	6,469
Other real estate owned	1,663	2,026
Loan workout	1,497	541
Acquisition related expenses	1,195	—
Advertising and promotion	1,178	1,106
Other	14,049	7,245
Total non-interest expense	128,306	83,432
Income before income tax expense	95,447	63,294
Income tax expense	37,129	22,497
Net income	58,318	40,797
Preferred stock dividends	5,900	1,487
Net income available to common shareholders	$52,418	$39,310

Basic earnings per common share	$1.93	$1.47
Diluted earnings per common share	$1.81	$1.37

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	December 31,	September 30,
	2016	2015	2015
ASSETS
Cash and due from banks	$39,742	$53,550	$80,475
Interest-earning deposits	225,846	211,043	302,924
Cash and cash equivalents	265,588	264,593	383,399
Investment securities available for sale, at fair value	530,896	560,253	418,945
Loans held for sale	2,402,708	1,797,064	1,730,002
Loans receivable	6,016,995	5,453,479	4,769,102
Allowance for loan losses	(37,897)	(35,647)	(33,823)
Total loans receivable, net of allowance for loan losses	5,979,098	5,417,832	4,735,279
FHLB, Federal Reserve Bank, and other restricted stock	71,621	90,841	63,514
Accrued interest receivable	22,100	19,939	16,512
FDIC loss sharing receivable	—	—	202
Bank premises and equipment, net	12,428	11,531	11,567
Bank-owned life insurance	160,357	157,211	156,909
Other real estate owned	3,897	5,057	8,433
Goodwill and other intangibles	16,924	3,651	3,654
Other assets	136,993	70,233	67,760
Total assets	$9,602,610	$8,398,205	$7,596,176

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$1,080,970	$653,679	$777,478
Interest-bearing deposits	6,308,000	5,255,822	5,007,716
Total deposits	7,388,970	5,909,501	5,785,194
Federal funds purchased	52,000	70,000	50,000
FHLB advances	1,036,700	1,625,300	985,900
Other borrowings	86,957	86,457	86,290
Subordinated debt	108,758	108,685	108,665
Accrued interest payable and other liabilities	139,405	44,360	42,149
Total liabilities	8,812,790	7,844,303	7,058,198

Preferred stock	217,549	55,569	55,569
Common stock	28,074	27,432	27,413
Additional paid in capital	374,727	362,607	360,903
Retained earnings	176,929	124,511	107,731
Accumulated other comprehensive income (loss)	774	(7,984)	(5,405)
Treasury stock, at cost	(8,233)	(8,233)	(8,233)
Total shareholders' equity	789,820	553,902	537,978
Total liabilities & shareholders' equity	$9,602,610	$8,398,205	$7,596,176

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Three months ended
	September 30,		June 30,		September 30,
	2016		2016		2015
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$237,753	0.55%	$213,509	0.51%	$312,286	0.26%
Investment securities	534,333	2.64%	550,130	2.65%	377,157	2.42%
Loans held for sale	2,124,097	3.51%	2,056,929	3.41%	1,720,863	3.23%
Loans receivable	6,117,367	3.93%	6,050,895	3.92%	4,648,986	3.95%
Other interest-earning assets	90,010	5.56%	102,599	3.79%	67,299	5.62%
Total interest earning assets	9,103,560	3.68%	8,974,062	3.64%	7,126,591	3.55%
Non-interest earning assets	336,013		285,138		257,220
Total assets	$9,439,573		$9,259,200		$7,383,811

Liabilities
Total interest bearing deposits (1)	$6,150,265	0.84%	$5,773,445	0.78%	$4,938,317	0.72%
Borrowings	1,586,262	1.66%	2,014,452	1.40%	1,214,803	1.57%
Total interest bearing liabilities	7,736,527	1.01%	7,787,897	0.94%	6,153,120	0.89%
Non-interest bearing deposits (1)	863,435		759,373		675,455
Total deposits & borrowings	8,599,962	0.91%	8,547,270	0.85%	6,828,575	0.80%
Other non-interest bearing liabilities	129,199		56,870		19,998
Total liabilities	8,729,161		8,604,140		6,848,573
Shareholders' equity	710,412		655,060		535,238
Total liabilities and shareholders' equity	$9,439,573		$9,259,200		$7,383,811

Net interest margin		2.82%		2.83%		2.78%
Net interest margin tax equivalent		2.83%		2.83%		2.79%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.74%, 0.68% and 0.64% for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Nine months ended
	September 30,		September 30,
	2016		2015
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$211,971	0.53%	$295,485	0.26%
Investment securities	548,921	2.64%	389,253	2.36%
Loans held for sale	1,915,572	3.51%	1,594,942	3.22%
Loans receivable	5,949,829	3.90%	4,472,704	3.95%
Other interest-earning assets	90,911	4.54%	73,368	7.40%
Total interest earning assets	8,717,204	3.66%	6,825,752	3.57%
Non-interest earning assets	305,326		265,184
Total assets	$9,022,530		$7,090,936

Liabilities
Total interest bearing deposits (1)	$5,801,231	0.79%	$4,489,241	0.74%
Borrowings	1,693,455	1.51%	1,395,863	1.40%
Total interest-bearing liabilities	7,494,686	0.95%	5,885,104	0.89%
Non-interest-bearing deposits (1)	800,358		684,466
Total deposits & borrowings	8,295,044	0.86%	6,569,570	0.80%
Other non-interest bearing liabilities	76,774		26,025
Total liabilities	8,371,818		6,595,595
Shareholders' equity	650,712		495,341
Total liabilities and shareholders' equity	$9,022,530		$7,090,936

Net interest margin		2.84%		2.80%
Net interest margin tax equivalent		2.84%		2.80%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.70% and 0.64% for the nine months ended September 30, 2016 and 2015, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN COMPOSITION (UNAUDITED)

(Dollars in thousands)	September 30,	December 31,	September 30,
	2016	2015	2015

Commercial:
Multi-Family	$3,175,561	$2,948,696	$2,455,392
Mortgage warehouse	2,422,004	1,797,753	1,729,909
Commercial & Industrial (1)	1,248,594	1,068,597	916,044
Commercial Real Estate- Non-Owner Occupied	1,151,099	956,255	912,971
Construction	83,835	87,240	89,616
Total commercial loans	8,081,093	6,858,541	6,103,932

Consumer:
Residential	230,690	274,470	274,163
Manufactured housing	104,404	113,490	116,742
Other consumer	3,420	3,708	3,744
Total consumer loans	338,514	391,668	394,649
Deferred costs and unamortized premiums, net	96	334	523
Total loans	$8,419,703	$7,250,543	$6,499,104

(1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION (UNAUDITED)
(Dollars in thousands)	September 30,	December 31,	September 30,
	2016	2015	2015

Demand, non-interest bearing	$1,080,970	$653,679	$777,478
Demand, interest bearing	201,703	127,215	146,737
Savings	37,120	41,600	39,739
Money market	3,140,144	2,739,411	2,533,070
Time deposits	2,929,033	2,347,596	2,288,170
Total deposits	$7,388,970	$5,909,501	$5,785,194

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS(RECOVERIES)-UNAUDITED

	For the Quarter Ended
	Q3	Q2	Q3
(Dollars in thousands)	2016	2016	2015
Originated Loans
Commercial & Industrial (1)	$49	$41	$5,324
Commercial Real Estate- Non-Owner Occupied	—	—	(13)
Residential	43	—	—
Other consumer	245	145	—
Total Originated Loans	337	186	5,311
Loans Acquired
Bank Acquisitions	(49)	874	258
Loan Purchases	—	—	88
Total Acquired Loans	(49)	874	346
Total Loans Held for Investment	$288	$1,060	$5,657

(1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands)
	Three months ended September 30, 2016
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$82,828	$1,384	$84,212
Interest expense	19,620	7	19,627
Net interest income	63,208	1,377	64,585
Provision for loan losses	(162)	250	88
Non-interest income	11,121	16,365	27,486
Non-interest expense	36,864	19,354	56,218
Income (loss) before income tax expense	37,627	(1,862)	35,765
Income tax expense/(benefit)	15,284	(708)	14,576
Net income (loss)	22,343	(1,154)	21,189
Preferred stock dividends	2,552	—	2,552
Net income (loss) available to common shareholders	$19,791	$(1,154)	$18,637

(1) - Amounts reported include funds transfer pricing of $1.4 million for the three months ended September 30, 2016 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits.

	Nine months ended September 30, 2016
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$234,513	$4,418	$238,931
Interest expense	53,539	22	53,561
Net interest income	180,974	4,396	185,370
Provision for loan losses	2,605	249	2,854
Non-interest income	22,241	18,996	41,237
Non-interest expense	101,053	27,253	128,306
Income (loss) before income tax expense	99,557	(4,110)	95,447
Income tax expense/(benefit)	38,691	(1,562)	37,129
Net income (loss)	60,866	(2,548)	58,318
Preferred stock dividends	5,900	—	5,900
Net income (loss) available to common shareholders	$54,966	$(2,548)	$52,418

As of September 30, 2016
Goodwill and other intangibles	$3,642	$13,282	$16,924
Total assets	$9,532,281	$70,329	$9,602,610
Total deposits	$6,855,788	$533,182	$7,388,970

(1) - Amounts reported include funds transfer pricing of $4.4 million for the nine months ended September 30, 2016 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits.

Please note that BankMobile operating results for 2015 were not material to Customers' 2015 consolidated financial results.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES-UNAUDITED
(Dollars in thousands, except per share data)

Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.

The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Pre-tax Pre-provision Return on Average Assets
	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
GAAP Net Income	$21,189	$19,430	$17,699	$17,786	$15,289
Reconciling Items:
Provision for loan losses	88	786	1,980	6,173	2,094
Income tax expense	14,576	13,016	9,537	7,415	8,415
Pre-tax Pre-provision Net Income	$35,853	$33,232	$29,216	$31,374	$25,798

Average Total Assets	$9,439,573	$9,259,200	$8,364,233	$7,771,721	$7,383,811

Pre-tax Pre-provision Return on Average Assets	1.51%	1.44%	1.40%	1.60%	1.39%

Pre-tax Pre-provision Return on Average Common Equity
	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
GAAP Net Income Available to Common Shareholders	$18,637	$17,368	$16,413	$16,780	$14,309
Reconciling Items:
Provision for loan losses	88	786	1,980	6,173	2,094
Income tax expense	14,576	13,016	9,537	7,415	8,415
Pre-tax Pre-provision Net Income Available to Common Shareholders	$33,301	$31,170	$27,930	$30,368	$24,818
Average Total Shareholders' Equity	$710,412	$655,060	$586,009	$550,289	$535,238
Reconciling Item:
Average Preferred Stock	(148,690)	(118,793)	(72,285)	(55,569)	(55,569)
Average Common Equity	$561,722	$536,267	$513,724	$494,720	$479,669

Pre-tax Pre-provision Return on Average Common Equity	23.58%	23.38%	21.87%	24.35%	20.53%

Tangible Common Equity to Average Tangible Assets
	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
GAAP - Total Shareholders Equity	$789,820	$680,562	$599,249	$553,902	$537,978
Reconciling Items:
Preferred Stock	(217,549)	(135,270)	(79,677)	(55,569)	(55,569)
Goodwill and Other Intangibles	(16,924)	(17,197)	(3,648)	(3,651)	(3,654)
Tangible Common Equity	$555,347	$528,095	$515,924	$494,682	$478,755
Average Total Assets	$9,439,573	$9,259,200	$8,364,233	$7,771,721	$7,383,811
Reconciling Items:
Average Goodwill and Other Intangibles	(17,101)	(6,037)	(3,650)	(3,653)	(3,657)
Average Tangible Assets	$9,422,472	$9,253,163	$8,360,583	$7,768,068	$7,380,154

Tangible Common Equity to Average Tangible Assets	5.89%	5.71%	6.17%	6.37%	6.49%

Tangible Book Value per Common Share
	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Total Shareholders' Equity	$789,820	$680,562	$599,249	$553,902	$537,978
Reconciling Items:
Preferred Stock	(217,549)	(135,270)	(79,677)	(55,569)	(55,569)
Goodwill and Other Intangibles	(16,924)	(17,197)	(3,648)	(3,651)	(3,654)
Tangible Common Equity	$555,347	$528,095	$515,924	$494,682	$478,755

Common shares outstanding	$27,544,217	$27,286,833	$27,037,005	$26,901,801	$26,882,383

Tangible Book Value per Common Share	$20.16	$19.35	$19.08	$18.39	$17.81